EXHIBIT 10.45
AMENDMENT NO. 2
TO
LICENSING AGREEMENT
               This Amendment No. 2 to Licensing Agreement (this “Amendment”) is entered into effective as of March 1, 2008, by and between Redhook Ale Brewery, Incorporated, a Washington corporation (“Redhook”), and Widmer Brothers Brewing Company, an Oregon corporation (“Widmer”).
RECITALS
          A. Effective as of February 1, 2003, Redhook and Widmer entered into a Licensing Agreement (the “Licensing Agreement”). Capitalized terms used but not defined in this Amendment will have the meanings given those terms in the Licensing Agreement.
          B. The Parties now desire to amend the Licensing Agreement in certain respects.
          NOW THEREFORE, the parties agree as follows.
     1. Consent to Sublicense. Widmer hereby consents to Redhook’s sublicense of the Trademarks and related intellectual property to Fulton Street Brewery, Inc. (“FSB”), pursuant to the terms of a Sales, Marketing And Licensing Agreement effective March 1, 2008 between Redhook and FSB (the “FSB Agreement”).
     2. Waiver of Royalties.  Provided the FSB Agreement is in effect, Redhook shall not be required to pay Widmer Royalties on sales of the Product in Illinois, Wisconsin, Iowa, Kentucky and Nebraska.
     3. All of the terms and conditions in the Licensing Agreement not expressly modified herein remain in full force and effect.
          The duly authorized representatives of the undersigned have executed this Amendment as of the date first above written.

WIDMER BROTHERS BREWING COMPANY		REDHOOK ALE BREWERY INCORPORATED

By:	/s/ Sebastian Pastore	By:	/s/ David J. Mickelson

Name:	Sebastian Pastore	Name:	David J. Mickelson

Title:	Vice President–Brewing Operations	Title:	President/COO